JMB INCOME PROPERTIES, LTD. - IX
                                EXHIBIT 4B
                  --------------------------------------

                           AMENDED AND RESTATED
                              PROMISSORY NOTE
                                 (Secured)


$15,565,704.80                                        December 14, 1995
                                                      Seattle, Washington


      THIS AMENDED AND RESTATED PROMISSORY NOTE (Secured) amends and restates, in its entirety, that certain Promissory Note (Secured) in the amount of $13,000,000.00 dated as of January 24, 1984 and amended June 12, 1989 (herein collectively referred to as the "Original Note"). The Original
Note is amended and restated, in its entirety, as follows:

      1.    PROMISE TO PAY

      FOR VALUE RECEIVED, the undersigned Borrower, PLAZA/SEATTLE LIMITED PARTNERSHIP, a Washington limited partnership, promises to pay in lawful money of the United States of America, to the order of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, f/k/a BANKERS LIFE COMPANY, 711 High Street, Des Moines, Iowa 50392, or such other place either within or without the state of Washington as the holder of this note may designate in writing from time to time, the principal sum of FIFTEEN MILLION FIVE HUNDRED SIXTY-FIVE THOUSAND SEVEN HUNDRED FOUR AND 80/100 DOLLARS ($15,565,704.80) with interest thereon from the date hereof at the rate set forth below.

      2.    TERMS

      Where used herein, the following definitions apply:

      --    The "Commitment' refers to that letter of commitment issued to
Plaza/Seattle Limited Partnership, a Washington limited partnership, by Bankers Life. The Commitment constitutes the mortgage loan commitment number 202568 dated August 19,1983, and those amendments accepted by Lender reflected in the exchange of correspondence between Lender and Borrower dated August 29, 1983, September 12, 1983, September 16, 1983, September 28, 1983, and September 30, 1983, Revised Mortgage Loan Application dated November 29,1995 and Approval Letter dated December 1,1995.

      --    The words "Loan Documents' are intended to be comprehensively construed to mean any obligation, regardless of whether executed by Borrower directly to the Lender, and under which documents the Lender herein has an expectation of performance in connection with this transaction. Such documents or obligations include, without limitation, this Amended and Restated Promissory Note (the

            "Note"), the Amended and Restated Deed of Trust (the "Deed of Trust") and the Amended and Restated Assignment of Lessor's Interest in Leases, both executed currently herewith, any loan agreement and application between Borrower and Lender, and other security agreements securing this Note and all other loan documents, certificates and agreements executed in connection with this loan.

      3.    TERM OF THE LOAN

      This loan shall be for a term of one (1) year, commencing on the date of this Note and ending on December 1, 1996.

      4.    INTEREST RATE

      The interest rate shall be 10.5% per annum.

      Interest on the calculations pursuant to this paragraph 4 shall be based on a 360-day year (twelve 30 day months).

      5.    PAYMENTS

      Commencing on January 1, 1996, principal and interest shall be due and payable in installments of One Hundred Forty-Eight Thousand Six Hundred Ninety-Three and 08/100 Dollars ($148,693.08), with an installment in a like amount due and payable on the same day of each month thereafter until all said principal and interest are fully paid, except that the remaining principal and interest shall be due and payable on December 1, 1996 ("Maturity Date"). Each installment shall be credited first upon interest accrued and the remainder upon principal, and interest shall cease to accrue upon principal so credited. The principal and interest shall be calculated using a 285 month amortization schedule.

      On April 1, 1996, Borrower shall pay to Lender the in "Annual Cash Flow Payment" with respect to 1995, to be applied against the principal balance. "Annual Cash Flow Payment" for 1995 means an amount equal to the "Cash Flow", if any, from the property for such year. "Cash Flow" for any period means the excess, if any, of the "Cash Income" for such period over the "Cash Expenditures" for such period. "Cash Income" for any period means all rents, reimbursements and other payments under leases with respect to the property and parking revenue received by Borrower from any tenant or lessor during such period. "Cash Expenditures" for any period means cash expenditures made by Borrower during such period in the operation of the property, including, but not limited to, payroll, business taxes and real and personal property taxes and assessments and insurance premiums, payments of principal and interest and all other sums with respect to all funds loaned by Lender, and payments for or with respect to tenant improvements, leasing commissions, capital expenditures and reimbursements to the property manager (but "Cash Expenditures" will not include any management fees).

      6.    NO PREPAYMENT

      No privilege is reserved by Borrower to prepay any principal of this Note prior to maturity except that, after thirty (30) days prior written notice to Lender, to prepay in full, but not in part, all principal and interest to the date of prepayment, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note is secured, upon the payment of the applicable "Make Whole Premium." The Make Whole Premium shall be calculated as follows:

      PREPAYMENT PERIOD BETWEEN DECEMBER 1, 1995 THROUGH FEBRUARY 29, 1996

            (a) Determine the "Reinvestment Yield." The Reinvestment
                  Yield will be equal to the yield on the 7 1/2% December, 1996 U.S. Treasury Issue ("primary issue")* published two weeks prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

            *In the event there is no market activity involving the primary issue at the time of prepayment, Beneficiary shall choose a comparable Treasury Bond, Note or Bill ("secondary issue") which Beneficiary deems to be similar to the primary issue's characteristics (i.e., rate, remaining time to maturity, yield).

            (b) Calculate the "Present Value of the Mortgage." The
                  Present Value of the Mortgage is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

            (c) Subtract the amount of the prepaid proceeds from
                  the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the premium.

      PREPAYMENT BETWEEN MARCH 1, 1996 THROUGH AUGUST 31, 1996

            (a) Determine the "Reinvestment Yield." The Reinvestment
                  Yield will be equal to the yield on the 7 1/2% December 1996 U.S. Treasury Issue ("primary issue")* published two weeks prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, with 50 basis points (.5%) added to it.

            *In the event there is no market activity involving the primary issue at the time of prepayment, Beneficiary shall choose a comparable Treasury Bond, Note or Bill ("secondary issue") which Beneficiary deems to be similar to the primary issue's characteristics (i.e., rate, remaining time to maturity, yield).

            (b) Calculate the "Present Value of the Mortgage." The
                  Present Value of the Mortgage is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

            (c) Subtract the amount of the prepaid proceeds from
                  the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the premium.

      PREPAYMENT BETWEEN SEPTEMBER 1, 1996 AND DECEMBER 1, 1996

            No Make Whole Premium shall be due.

      The Borrower agrees that (x) if such default occurs between December 1, 1995 and August 31, 1996, (y) if the default is not cured following any applicable notice and grace period, and (z) if the Lender has accelerated the whole or any part of the principal sum evidenced hereby, the Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay as yield maintenance protection and not as a penalty, the applicable Make Whole Premium. No Make Whole Premium shall be due and payable if insurance or condemnation proceeds are applied to any outstanding indebtedness.

      7.    DEFAULT AND ACCELERATION

            (a) A "default" pursuant to the terms of this Note shall
                        mean:

            1.    the failure to make any payment of principal or
                        interest when due;

            ii. the failure to perform any of the conditions or covenants of any Loan Agreement between Lender and
Borrower, or the conditions or covenants of the Deed of Trust securing this Note, or the conditions or covenants of any other of the Loan Documents executed by the Borrower in connection with this Note.

            (b) Time is of the essence with respect to any of the Borrower's acts, conditions, or covenants which, if not performed, would constitute an event of default.

            (c) Before availing itself of its right to acceleration of principal and accrued interest, Lender shall give Borrower written notice of any default by a form of mail requiring an acknowledgment of receipt. Such notice shall be sent to the Borrower at the following address or such other address as Borrower may in writing request for purposes of notice:

                        Plaza/Seattle Limited Partnership
                        Attention: Stephen A. Lovelette
                        c/o JMB Realty Corporation
                        900 North Michigan, Suite 1900
                        Chicago, Illinois 60611

                             with copy to:

                        Pircher, Nichols & Meeks
                        Attention: Real Estate Notices/SCS
                        1999 Avenue of the Stars
                        Los Angeles, California 90067

                  Unless specifically covered by other time limits contained in the Loan Documents, any breach that is capable of being cured simply by the payment of money (as opposed to making repairs or performing services) shall be cured within thirteen (13) days written notice of such breach given by Lender to Borrower. If such breach shall not be cured within such 13 day period, such breach shall constitute an event of default. Any breach that is capable of being cured by means other than simply the payment of money shall be cured within twenty (20) days' written notice of such breach given by Lender to Borrower. Any such non-monetary default which is not cured within said 20-day period shall constitute an event of default; provided that if such non-monetary breach cannot be reasonably cured within said 20 days, such breach shall not constitute an event of default so long as Borrower commences to cure such breach within said 20 days and thereafter continues diligently to cure said breach.

            If Borrower, after notice, fails to timely cure a monetary, or to commence cure of a non-monetary, default, the Note may be accelerated at the option of Lender pursuant to written notice to Borrower.

            Upon timely cure of a default, the Note shall be deemed reinstated and thereafter payable in accordance with its terms.

      8.    INTEREST AFTER DEFAULT

      Upon the Note becoming due, or after a default which is not cured as stated, the entire principal sum and accrued interest shall at once become due and payable upon notice to Borrower, and thereafter the principal sum and accrued interest shall bear interest at a rate two percent (2%) per annum over the rate then in effect or two percent (2%) over the "large business" prime rate designated by Key National Bank, or its successors, as may be changed from time to time after default, whichever is from time to time higher. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

      9.    LATE CHARGES

      In the event that any payment or portion thereof is not paid within ten (10) days from the date the same is due, Borrower agrees to pay Lender a late charge of five cents ($.05) for each dollar so overdue.

      10.   USURY AND GOVERNING LAW

      The parties agree and intend to comply with the usury laws of Washington and, notwithstanding anything contained herein or in any other document related hereto, the effective rate of interest to be paid on this Note (including all costs, charges, and fees which are characterized as interest under Washington law) shall not exceed the maximum rate of interest permitted by Washington law. Lender agrees not to knowingly collect any interest (whether denominated as fees, interest, or other charges) which will render the interest rate hereunder usurious, and if any payment of interest or fees by Borrower to Lender would render this Note usurious, Borrower agrees to give Lender written notice of such fact with or in advance of such payment. If Lender should receive any payment which constitutes interest under Washington law in excess of the maximum lawful rate (whether denominated as interest, fees, or other charges), the amount of interest received in excess of the maximum lawful rate shall automatically be applied to reduce the principal balance, regardless of how such sum is characterized or recorded by the parties.

      This Note shall be construed, enforced, and otherwise governed by the laws of the State of Washington. Borrower hereby consents to the jurisdiction of the courts of the State of Washington and agrees that the venue of any action shall be in King County.

      If any legislation is passed affecting this Note which adversely affects Lender's ability to collect the amounts of interest provided in this Note, and in the manner provided, then Lender shall have the election upon thirty (30) days' prior written notice to Borrower to demand the payment of all principal and accrued interest, unless Borrower and Lender agree to alteration of this Note under such terms as would provide Lender with the same equivalent return to Lender as it would have received prior to the passage of such legislation.

      11.   NON-WAIVER OF BREACH

      The failure of Lender to exercise any remedy under the terms of this Note, or under the terms of any Loan Documents securing this Note, shall not constitute a waiver of any further default; and the Lender hereunder may subsequently exercise any rights or remedies it has, it being understood that all rights and remedies of the Lender are cumulative.

      12.   COLLECTION COSTS

      If a suit or action is brought on this Note, or if the services of an attorney are employed for the enforcement of any provisions of this Note or the security securing this Note, the undersigned agrees to pay all costs of collection, including attorneys' fees and any accountants' or appraisers' fees reasonably incurred for collection or enforcement.

      13.   WAIVER OF PROTEST

      The undersigned, and all endorsers and all persons liable or to become liable on this Note, severally waive diligence, presentment for payment, demand, protest and notice of demand, protest, and nonpayment, and consent to any and all renewals and extensions of the time of payment hereof, and further agree that at any time the terms of payment hereof may be modified or security released by agreement between Lender and any owner of the premises affected by the instrument securing this Note without affecting the liability of any party to this Note or any person liable or to become liable with respect to any indebtedness evidenced thereby.

      Each of the undersigned executes this Note as a maker and not as an endorser.

      14.   LIMITATION OF RECOURSE

      Notwithstanding the previous paragraph or any other provision of this Note, Lender agrees to limit its recourse for nonpayment of this Note or breach of the covenants in the Deed of Trust or other Loan Documents which are security for or executed or given in connection with this Note to realization upon the security for this Note; provided, however, the foregoing provision shall not apply to a default by Borrower (other than nonpayment of this Note) of any of Borrower's obligations as a lessor pursuant to the terms of any lease now in existence or hereafter made regarding the premises securing this Note.

      15.   "LENDER"

      As used herein, the term "Lender" shall mean the holder and owner of this Note.

                  BORROWER:

                  PLAZA/SEATTLE LIMITED PARTNERSHIP,
                  a Washington limited partnership

                  By:   JMB INCOME PROPERTIES, LTD. - IX,
                        an Illinois limited partnership, General Partner

                        By:   JMB REALTY CORPORATION, a
                              Delaware corporation, Managing General
Partner


                              By
                              Vice President and
                              Authorized signatory for JMB
                              REALTY CORPORATION, Managing
                              General Partner of JMB INCOME
                              PROPERTIES, LTD. - IX, General
                              Partner of PLAZA/SEATTLE LIMITED
                              PARTNERSHIP


                  LENDER:

                  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation


                  By:         BRAD BENSON
                  Title:      Assistant Director



                  By:         RONALD B. FRANKLIN
                  Title:      Director


                           AMENDED AND RESTATED
                 ASSIGNMENT OF LESSOR'S INTEREST IN LEASES



      THIS AMENDED AND RESTATED ASSIGNMENT OF LESSOR'S INTEREST IN LEASES (the "Assignment") amends and restates, in its entirety, that Assignment of Lessor's Interest in Leases dated January 24, 1984 and recorded on January 24, 1984 as Instrument No. 840124-0784 in the Official Records of County of King, State of Washington, and amended June 12, 1989 in accordance with the Amendment to Deed of Trust, Assignment of Rents and Security Agreement, Secured Promissory Note and Assignment of Lessor's Interest in Leases recorded on July Il, 1989 as Instrument No. 8907111158 in the County of King, State of Washington, by and between Assignee and Assignor named herein below, collectively referred to as the "Original Assignment.

      FOR VALUE RECEIVED, PLAZA/SEATTLE LIMITED PARTNERSHIP, a Washington limited partnership ("Assignor" herein), hereby assigns to PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, f/k/a BANKERS LIFE COMPANY, whose address is 711 High Street, Des Moines, Iowa 50392 ("Assignee" herein), all Assignor's right, title, and interest in and to all leases now or hereafter existing, including, without limitation subleases thereof and any and all extensions, renewals, and replacements thereof, and all rental or occupancy agreement and the like affecting all or any part of the premises described in Schedule A attached hereto and by this reference made a part hereof. The foregoing leases, subleases, rental or occupancy agreements and the like hereby assigned are referred to herein as the "Leases";



      TOGETHER with any and all guaranties of tenants' performance under the Leases.

            Assignor also hereby assigns to Assignee all rents, income, receipts, revenues, issues, and profits arising from the Leases and renewals or extensions thereof, together ,with all of the right, power, and authority of Assignor to alter, modify, or change the terms of the Leases or to surrender, cancel, or terminate the same without the prior written consent of Assignee. For the purpose of this Assignment, rents, income, receipts, revenues, issues, and profits include but are not limited to minimum rents, additional rents, percentage rents, deficiency rents, liquidated damages following default, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the premises, together with any and all rights and claims of any kind which Assignor may have against any tenant under the Lease or any subtenants or occupants of the premises. This Assignment is made for the purpose of securing the payment of the indebtedness evidenced by that certain note, including any extensions, modifications, or renewals thereof, in the principal sum of $15,565,704.80, or so much thereof as may have been advanced, executed by Assignor of even date herewith, payable to the order of Assignee and secured by a deed of trust on the real property described above, as well as payment of all other sums becoming due to Assignee under the provisions of this Assignment or of such note and deed of trust as well as payment of all other sums now or hereafter borrowed from Assignee by Assignor, and to secure the performance and discharge of each and every obligation, covenant, and agreement of Assignor herein and in the note and deed of trust.

      The words "default" or "event of default" shall have the meaning ascribed to them or defined in the Promissory Note, Deed of Trust, or other Loan Documents executed contemporaneously with this Assignment.

            Assignor covenants, warrants, and agrees as follows:

            1. Assignor is the owner of the lessor's entire interest in each of the Leases described in this Assignment; each of the Leases is in full force and effect and is a valid and enforceable agreement in accordance with its terms; Assignor has not sold, assigned, transferred, mortgaged, or pledged the rents from the premises, whether now due or hereafter to become due, and none of the Leases described is in default.

            2. Assignor has duly and conscientiously performed all the terms, covenants, conditions, obligations, and warranties of the Leases on Assignor's part to be kept, observed, and performed, and Assignor shall continue to observe and perform all of the terms, covenants, conditions, obligations, and warranties imposed upon the landlord in each of the Leases and shall not do or permit anything to be done to impair the security of this Assignment. Assignor shall not (except for security deposits.) collect any of the rent, income, or profits arising or accruing from the premises more than one (1) month in advance of the time when the same become due under the terms of the Leases, shall not discount any future accruing rents, shall not execute any other assignment of the Leases or assignment of rents for the premises unless the same shall recite that it is subject to the terms hereof, and for all leases in excess of 16,500 rentable square feet shall not alter, modify, or change the terms of, or surrender, cancel, or terminate the same without the prior written consent of Assignee.

            3. Notwithstanding anything herein to the contrary, Assignor reserves the right, so long as there is no uncured default by Assignor in the payment of any indebtedness secured hereby or in the performance of any obligation, covenant, or agreement herein or in the deed of trust or Leases, to collect, upon but not prior to accrual, all rents, issues, and profits from the leased premises and retain, use, and enjoy the same.

            4. Assignor hereby assigns and transfers to Assignee any and all further leases and all renewals of existing Leases upon all or any part of the premises described above and shall execute and deliver, at the request of Assignee, all such further documents as may be required by Assignee from time to time and consistent with this transaction.

            5 . The rents due and issuing from the premises or from any part thereof for any period subsequent to the date hereof have not been collected and payment of any of the same has not otherwise been anticipated, waived, released, discounted, set off, or otherwise discharged or compromised.

            6. For all leases in excess of 16,500 rentable square feet, Assignor shall give prompt written notice to Assignee of: (a) any failure on the part of Assignor to observe, perform, or discharge any of the obligations, terms covenants, conditions, and warranties of the Leases, and
(b) any notice, demand, or other document received by Assignor from any tenant or subtenant under the Leases specifying any default claimed to have been made by Assignor under the Leases.

            7 . Assignor agrees not to enter into any further Leases of the premises without the prior written approval of Assignee. This approval is waived provided Lessor is not in material default of any of its Loan Documents with Assignee for any lease of less than 16,500 square feet. Approval shall be deemed given, unless objected to in writing, fifteen (15) days after Assignor's written request for approval has been transmitted to Assignee.

            8. Assignor shall appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Leases or the obligations, duties, or liabilities of Assignor and any tenant thereunder and upon request by Assignee, will do so in the name and on behalf of Assignee, but in all cases at the expense of Assignor.

            9. Assignor shall pay all costs and expenses of Assignee, including attorneys' fees in a reasonable sum, in any action or proceeding in which Assignee may appear in connection herewith.

            10. In the event any lessee to a lease in excess of 16,500 rentable square feet should be the subject of a proceeding under the Federal Bankruptcy Act or any other federal, state, or local statute which provides for the possible termination or rejection of the Leases assigned hereunder, Assignor covenants and agrees that in the event any of the Leases is so rejected, no damages settlement shall be made without the prior written consent of Assignee and further that any check in payment of damages for rejection of any Lease will be made payable to both Assignor and Assignee; and Assignor hereby assigns any such payment to Assignee and further covenants and agrees that upon request of Assignee it will duly endorse to the order of Assignee any such check, the proceeds of which will applied to any portion of the indebtedness secured by this Assignment as Assignee may elect.

            11. In the event of an uncured default in the payment of any indebtedness or in the performance of any obligation, covenant, or agreement secured hereby, Assignee may, without waiving such default, take possession of the premise described above and hold, manage, lease, and operate the same on such terms and for such period of time as Assignee may deem necessary; and may collect and receive all rents, issues, and profits from the premises, with full powers from time to time to make all alterations, renovations, repairs, or replacements thereto as may seem proper to Assignee, whether or not required of the lessor pursuant to the Leases, and to apply such rents, issues, and profits to the payment of all costs incurred by Assignee, including, without limitation, costs incurred in connection with the operation and management of the premises, including payment of management, brokerage, and attorneys' fees, all taxes, charges, claims, assessments, utilities, rents, and an other liens which may be prior to the deed of trust debt, and premiums for any insurance, with interest on all such items, with the remaining amount applied to the indebtedness secured hereby together with all costs and attorneys' fees.

      12. Assignee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty, or liability under the Leases and Assignor shall and does hereby agree to indemnify Assignee for and hold Assignee harmless from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part in connection with the Leases or the leased premises, provided, however, the foregoing shall not apply to the acts of the Assignee after it has possession and control of the premises subsequent to a default by the Assignor.

      13. Upon the payment in full of all indebtedness secured hereby, this Assignment shall be of no further force and effect; however, the affidavit, certificate, letter or statement of any officer, or attorney of Assignee to the effect that some portion of the indebtedness remains unpaid shall constitute conclusive evidence of the validity, effectiveness, and continuing force of this Assignment, and any person is hereby authorized to rely thereon. Any demand by Assignee on a tenant for the payment of rent or any default claimed by Assignee shall be sufficient for such tenant to make all further payments to Assignee.

      14. Assignee may take or release other securities, release any party primarily or secondarily liable for any indebtedness secured hereby, and may grant extensions, renewals, and indulgences with respect to such indebtedness and apply any other security or proceeds to the satisfaction of such indebtedness without prejudice to any of its right hereunder.

      15. Nothing contained herein and no act done admitted by Assignee pursuant to powers and rights granted herein shall be deemed to be a waiver by Assignee of it rights and remedies under the Amended and Restated Promissory Note (Secured) (the "Note") and Amended and Restated Deed of Trust, Assignment of Rents and Security Agreement (the "Deed of Trust") under the terms of this Assignment, and Assignee shall have the right to collect such indebtedness and to enforce any other security therefor in the exercise by Assignee, simultaneously with or in any order it may so choose to any action taken by Assignee hereunder.

      16. This Assignment is binding upon and inures to the benefit of Assignee and any holder of the note and deed of trust referred to above and is binding upon Assignor and any owner of the above described premises.

      17. It is agreed that Assignee's sole source of satisfaction of Assignor's indebtedness is limited to the premises granted as security, its rents and profits, insurance policies, condemnation, and other properties granted as security; and Assignee agrees that it shall not seek to satisfy any of Assignor's obligations from other assets of Assignor and/or partners of Assignor nor resort to deficiency judgment pursuant to this Assignment for any sums which may be payable under the Note, Deed of Trust, or other instruments given in connection with this transaction. However, nothing in this provision shall be construed as granting a release, waiver, discharge, or impairment of the Note, Deed of Trust, or other instruments or collateral executed in connection with this transaction, nor shall these provisions impair in any way the Assignee's right to resort to its collateral for satisfaction of its debt in the event of default or breach in any of the provisions of its debt or security instruments, it being agreed that all such obligations remain fully enforceable in accordance with their terms.


      EXECUTED as of December 13, 1995.

                        ASSIGNOR:

                        PLAZA/SEATTLE LIMITED PARTNERSHIP,
                        a Washington limited partnership

                        By:   JMB INCOME PROPERTIES, LTD. - IX, an
                              Illinois limited partnership, General Partner

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Managing General Partner


                                    By:
                                          Vice President and
                                          Authorized signatory for JMB
                                          REALTY CORPORATION, Managing
                                          General Partner of JMB INCOME
PROPERTIES, LTD. - IX, General Partner of PLAZA/SEATTLE LIMITED PARTNERSHIP

                        ASSIGNEE:

                        PRINCIPAL MUTUAL LIFE INSURANCE
                        COMPANY, an Iowa corporation


                        By:         BRAD BENSON
                        Title:      Assistant Director


                        By:         RONALD B. FRANKLIN
                        Title:      Director

STATE OF ILLINOIS       )
                        )     ss.
COUNTY OF COOK          )

      On this 13th day of December, 1995, before me, the undersigned, a Notary Public in and for the State of Illinois, duly commissioned and sworn, personally appear MARY J. WONG, to me known to be the Vice President and Authorized Signatory of JMB REALTY CORPORATION, the Managing General Partner of JMB INCOME PROPERTIES, LTD.-IX, the General Partner of PLAZA/SEATTLE LIMITED PARTNERSHIP, the partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that she is authorized to execute the said instrument.

Witness my hand and official seal hereto affixed the day and year first above written.



                                          CHERYL A. MILLER
                                          Notary Public






STATE OF IOWA     )
                  )
COUNTY OF POLK    )

      On this 14th day of December, 1995, before me, a Notary Public in and for said County, personally appeared Ronald B. Franklin and Brad Benson to me personally known to be the identical persons whose names are subscribed to the instrument, who being each by me duly sworn did say that they are the Assistant Director Commercial Real Estate and Director Commercial Real Estate Loan Administration, respectively, of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, and that the seal affixed to the said instrument is the seal of said corporation, and that said instrument was signed and sealed on behalf of the said corporation by authority of its Board of Directors, and the aforesaid officers each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by each of them voluntarily executed.



                                          MICHELLE L. CRONIN
                                          Notary Public in and for Polk
County Iowa



                  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
                      PLAZA/SEATTLE LIMITED PARTNERS


                             LEGAL DESCRIPTION



Land situated in the County of King, State of Washington, described as follows:

Lots 9, 10, 11, and 12, Block "U", Bell's Six Addition to the City of Seattle, according to the plat recorded in Volume 2 of Plats, page 20, in King County, Washington. EXCEPT the northeasterly 12 feet condemned in King County Superior Court Cause N 193437 for Sixth Avenue, as provided by Ordinance No 50890.

SUBJECT TO the exceptions shown as Attachment A-1 hereto.


                    ATTACHMENT A-1 TO LEGAL DESCRIPTION
Principal Mutual Life Insurance Company - Plaza/Seattle Limited Partnership



A SECURITY INTEREST in goods under the provisions of the Uniform Commercial Code, RCW 62A. disclosed by financing statement filed in the office of the county auditor.

Debtor:           GERTH CORPORATION, DOING BUSINESS AS ENTRE COMPUTER
CENTER
Secured party:    NORTH PACIFIC BANK
Filed:            SEPTEMBER 15,1983
Auditor's no.:    F.S. 8309150515
Collateral:       Numerous matters of personal real property affecting or
purporting to affect said premises, all to the record of which reference is hereby made for full particulars.



MEMORANDUM OF DRAINAGE CONTROL PLAN RECORDED UNDER AUDITOR'S FILE NO. 8106080299 AS FOLLOWS:

HANCOCK BUILDING COMPANY, INCORPORATED COVENANTORS AND OWNERS OF THE FOLLOWING DESCRIBED PROPERTY SITUATED IN SEATTLE, KING COUNTY, WASHINGTON:

WILLIAM N. BELL'S 6TH ADDITION, BLOCK U, LOTS 9,10,11 AND 12. HEREBY AGREE AND COVENANT WITH THE CITY OF SEATTLE AS FOLLOWS:

JUNE 8,1981 SIDE SEWER PERMIT NO. R-8067 WAS ISSUED FOR THE ABOVE DESCRIBED PROPERTY. A DRAINAGE CONTROL PLAN IS INCLUDED IN THE PROVISIONS OF SAID SIDE SEWER PERMIT.

THE UNDERSIGNED THEREFORE AGREES TO MAINTAIN THE DRAINAGE CONTROL FACILITY IN ACCORDANCE WITH THE PROVISIONS OF ORDINANCE NO. 1-108080 OF THE CITY OF SEATTLE, AND TO INFORM ANY ASSIGNEES OR SUCCESSOR IN TITLE OF THE EXISTENCE OF THE DRAINAGE CONTROL PLAN, AND OF THE REQUIREMENT FOR ITS CONTINUED MAINTENANCE.

THIS MEMORANDUM SHALL BE A COVENANT RUNNING WITH THE LAND AND SHALL BE BINDING UPON ALL PARTIES AND THEIR HEIRS AND ASSIGNS FOREVER.


RELEASE OF DAMAGES executed by the party herein named releasing the City/County/herein named from all future claims for damage resulting from the act herein described.



                              ATTACHMENT A-I


                           AMENDED AND RESTATED
                    DEED OF TRUST - ASSIGNMENT OF RENTS
                          AND SECURITY AGREEMENT


      THIS AMENDED AND RESTATED DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT amends and restates, in its entirety, that Deed of Trust, Assignment of Rents and Security Agreement dated January 24, 1984 and recorded on January 24, 1984 as Instrument No. 8401240783 in the Official Records of County of King, State of Washington, and amended June 12, 1989 in accordance with the Amendment to Deed of Trust, Assignment of Rents and Security Agreement, Secured Promissory Note and Assignment of Lessor's Interest in Leases recorded on July 11, 1989 as Instrument No. 8907111158 in the County of King, State of Washington, by and between Assignee and Assignor named herein below, collectively referred to as the "Original Assignment."

      THIS DEED OF TRUST IS MADE BY AND AMONG:

      PLAZA/SEATTLE LIMITED PARTNERSHIP, a Washington limited partnership (herein "Grantor"), whose address is Suite 1900,900 North Michigan Avenue, Chicago, Illinois 60611;

      TICOR TITLE INSURANCE COMPANY (herein "Trustee"), whose address is 1800 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104; and

      PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, f/k/a BANKERS LIFE COMPANY (herein "Beneficiary"), whose address is 711 High Street, Des Moines, Iowa 50392.

      WITNESSETH: Grantor hereby irrevocably grants, transfers, assigns and conveys to Trustee in trust with power of sale the following-described real property in King County, State of Washington:

            The property described in Schedule A attached hereto and by this reference made a part hereof;

      TOGETHER WITH all the estate and rights of Grantor in and to said property and in and to land lying in streets and roads adjoining said premises, and all access rights and easements appertaining thereto;

      TOGETHER WITH all buildings, structures, improvements, equipment, fixtures and articles of property now or hereafter attached to, or used or adapted for use in the operation of, the said premises, including, but without being limited to, all heating and incinerating apparatus and equipment whatsoever, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, ranges, cooling apparatus and mechanical Kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum-cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, screens, storm sash, awnings, furniture, furnishings of public spaces, halls and lobbies, and shrubbery and plants; and including also all interest of any owner of the said premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this paragraph shall be deemed part of the realty and not severable wholly or in part without material injury to the freehold;

      TOGETHER WITH all compensation, awards, damages, rights of action and proceeds, including the proceeds of any policies of insurance therefor, arising out of or relating to a taking or damaging of the premises by reason of any public or private improvement, condemnation proceeding (including change of grade), or fire, earthquake or other casualty; any loaned funds in which the Grantor has an interest;

      TOGETHER WITH return premiums or other payments upon any insurance at any time provided for the benefit of Beneficiary, and refund or rebates of taxes or assessments on the premises;

      TOGETHER WITH the right, title and interest of Grantor in and under all leases or rental agreements now or hereafter affecting the premises, including without limitation all rents, issues and profits therefrom; and all tenant files including all correspondence, and a set of all keys used in connection with the premises.

      TOGETHER WITH Grantor's interest in plans, specifications, contracts and agreements for construction of any improvements on the premises to the extent the same are assignable to third parties; Grantor's rights under any payment, performance or other bonds in connection with construction of improvements on the premises; all construction materials, supplies and equipment delivered to the premises or used or to be used in connection with construction of improvements on the premises; contracts, agreements, and reservations for shipping space on trucks, ships, barges and rail cars; contracts, agreements, and purchase orders with contractors, subcontractors, suppliers and materialmen incidental to construction of improvements on the premises;

      TOGETHER WITH all furniture, furnishings, fixtures, appliances, machinery, equipment warranties, inventory, contracts and contract rights, leases, vehicles, accounts, maintenance and service manuals and instructions, equipment, general intangibles and rents, and all other personal property of every kind and description now located or to be located in or upon the improvements now on or hereafter constructed on the premises and with any and all additions, accessions, replacements, substitutions, proceeds and products thereto, thereof or thereafter and together with all rights of Grantor as lessee of any furniture or equipment used on the premises;

      TOGETHER WITH all right, title and interest of the debtor in and under any contracts or agreements of sale, maintenance or management with respect to the premises;

      TOGETHER WITH (a) all reversions, remainders, rents, issues, and profits thereof, which are now due or may hereafter become due by reason of the renting, leasing or bailment of property or improvements thereon and equipment; (b)any and all awards or payments, including interest thereon, and the right to receive the same as a result of (i) the exercise of the right of eminent domain; (ii) the alteration of the grade of any street; or
(iii) any other injury to, taking of, or decrease in the value of, the premises to the extent of all amounts which may be secured by this Deed of Trust at the date of receipt of any such award or payment by Grantor, and of the reasonable attorney's fees, costs and disbursements incurred by Trustee or Beneficiary in connection with the collection of such award or payment; and (c) the proceeds from any and all fire and other hazard or casualty insurance policies insuring the property or any improvements thereon; and

      TOGETHER WITH the rights to use the name of the building and its listing and telephone number in any exchange or directory;

      TOGETHER WITH all proceeds and products of the foregoing;

      TO HAVE AND TO HOLD said premises conveyed and described, together with all and singular the lands, tenements, privileges, water rights, hereditaments and appurtenances thereto belonging or in any way appertaining, and all reversions, remainders, rents, issues and profits thereof, and all of the estate, right, title, claim and demands whatsoever of Grantor, either in law or in equity, of, in and to the above-conveyed premises, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits.

      A.    THIS DEED OF TRUST IS GIVEN FOR THE PURPOSE OF
SECURING:

            1. Payment of the sum of $15,565,704.80, with interest thereon, according to the terms of the Amended and Restated Promissory Note of even date herewith ("the Note"), made by Grantor, payable to the order of Beneficiary, and extensions, modifications or renewals thereof.

            2. Payment of such additional sums with interest thereon as may hereafter be borrowed from Beneficiary, or its successor, by the then record owner or owners of said property, or any of them, when evidenced by another promissory note or notes.

            3. Payment, with interest thereon, of any other present or future indebtedness or obligation of Grantor in regard to the Property shown on Exhibit A (or of any successor in interest of Grantor to said property) to Beneficiary, whether created directly or acquired by assignment, whether absolute or contingent, whether due or not, whether otherwise secured or not, or whether existing at the time of the execution of this Deed of Trust, or arising thereafter.

            4 . Performance of any other present or future obligation of Grantor (or of any successor in interest of Grantor to said property) in regard to the Property shown on Exhibit A to Beneficiary, whether created directly or acquired by assignment, whether absolute or contingent, whether due or not, whether otherwise secured or not, or whether existing at the time of the execution of this Deed of Trust, or arising thereafter.

            5. Payment of any and all sums which may become due from Grantor for advances by Beneficiary or its successor, for fire and other hazard insurance and taxes upon the real property above described, according to the terms of this Deed of Trust.

            6. Payment by Grantor of all reasonable attorneys' fees and costs incurred by Trustee or Beneficiary in foreclosing this Deed of Trust or realizing upon any of the collateral for the obligations which this Deed of Trust secures.

            7. Payment by Grantor of all reasonable attorneys' fees and costs incurred by Trustee or Beneficiary in defending the priority or validity of this Deed of Trust or the title to the property.

            8. Payment by Grantor of all sums advanced by Beneficiary to or on behalf of Grantor for the purposes of clearing encumbrances or defects from the title to the property described in this Deed of Trust where Beneficiary in good faith reasonably believes such encumbrances to be superior to the lien of this Deed of Trust, including, without limitation, payment of ad valorem taxes and mechanics' or materialmen's liens which may have gained priority over the lien of this Deed of Trust.

            9. Payment by Grantor of all reasonable attorneys' fees and costs incurred by Trustee or Beneficiary in any bankruptcy proceedings or reorganizations or arrangement proceedings under the Bankruptcy Act affecting Grantor, this Deed of Trust, or the obligation it secures.

            10. Performance of each condition or covenant of Grantor herein contained or incorporated herein by reference.

            11. The obligations of Grantor under any loan or security documents executed in connection with this Deed of Trust of even date.

      B.    The Note secured hereby matures December 1, 1996.

      C. TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR COVENANTS AND AGREES AS FOLLOWS:

            1. PAYMENT OF INDEBTEDNESS. Grantor shall pay promptly the principal of, and interest on, the indebtedness evidenced by the Note and in the manner therein provided.

            2. RESERVE FOR TAXES, ETC. If Beneficiary so requests, Grantor shall pay to Beneficiary, in addition to the monthly installments of principal and interest under the terms of the Note secured hereby and concurrently therewith, monthly until the Note is paid, the following:

            A sum equal to all taxes, assessments, and other impositions next due on the premises described herein (all as estimated by Beneficiary) plus the premiums that will next become due and payable on policies of fire, rental value and other insurance covering the said premises and required under the terms hereof or of any other documents executed in connection herewith less all sums paid therefor, divided by the number of months to elapse before one month prior to the date when such taxes, assessments, charges, impositions and premiums shall be due and payable.

Provided that Grantor is not in default of its agreements pursuant to this Deed of Trust or in default of any other of its loan agreements of which Beneficiary is the obligee, Beneficiary shall postpone requiring Grantor to comply with the above. However, upon an uncured default by the Grantor of any of its agreements, Beneficiary shall then require that all such payments specified above be paid to the Beneficiary.

            3. MAINTENANCE. Grantor shall protect and preserve said property and maintain it in as good condition and repair as it currently is or as it may hereafter be improved to.

            4. ALTERATIONS. Grantor shall not alter, remove or demolish any building or improvement thereon, without Beneficiary's prior written consent; provided that Grantor may make such normal and usual tenant improvements consistent with its use as an office building in connection with a lease of the premises without Beneficiary's prior written consent, if the lease is for 16,500 square feet or less. Regarding alterations for leases in excess of 16,500 square feet, Grantor shall obtain Beneficiary's prior written consent to alterations, which consent shall not be unreasonably withheld.

            5. REPAIRS. Grantor shall complete or restore promptly and in good and workmanlike manner any building or improvement which may be constructed, damaged, or destroyed thereon, and shall pay when due all costs incurred therefor.

            6. WASTE. Grantor shall not commit or permit waste of said property.

            7. PRESERVATION OF PROPERTY. Grantor shall cultivate, irrigate, fertilize, fumigate, prune, prevent freezing, and do all other acts which from the character and use of said property may be reasonably proper or necessary, the specific enumerations herein not excluding the general.

            8. COMPLIANCE WITH LAWS. Grantor shall comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting said property and not commit, suffer or permit any act upon or concerning said property in violation of law.

            9. INSURANCE. Grantor shall provide and maintain, through a domestic or foreign company qualified to do business in the state in which the property is located, insurance against loss by fire (extended coverage), earthquake, flood, vandalism, malicious mischief, loss of rents and other hazards, casualties and contingencies as may be required from time to time by Beneficiary in such amounts and for such periods as may be required by Beneficiary, with loss payable solely to Beneficiary, and shall deliver certificates evidencing such insurance to Beneficiary, which delivery shall constitute an assignment to Beneficiary of all return premiums. In the event of loss, or change in ownership or occupancy, Grantor shall give immediate notice thereof to Beneficiary. Grantor hereby authorizes Beneficiary at its option to collect, adjust and compromise any losses under any of the insurance aforesaid. The amounts so collected shall be retained in an interest-bearing account and shall be applied to the restitution of the premises. If the application of the proceeds will not restore the premises to the equivalent condition they were in prior to the loss, or if any ordinance, regulation, or statute either prohibits the restoration of the premises to their pre-damaged condition (or makes it economically impractical to do so), then at the election of Beneficiary, all such insurance proceeds shall be applied to the indebtedness unless Grantor, with Lender's reasonable consent, agrees to add to the available insurance proceeds those sums necessary to complete such repairs or reconstruction. Any such application of proceeds shall not cure or waive any default, notice of default hereunder, or invalidate any act done pursuant to such a notice.

            10. DEFENSE OF SECURITY. Grantor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee and shall pay all costs and expenses, including cost of evidence of title and actual and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear.

            11. PAYMENT OF TAXES, ETC. Grantor shall pay before delinquency all taxes and assessments and all encumbrances, charges and liens with interest affecting said property or any part thereof. Grantor shall have the right to contest, at its sole expense, any assessment or charge it reasonably believes to be incorrect and such contest, if diligently prosecuted, shall not be a breach of this paragraph. Upon the conclusion of any such contested assessment, Grantor shall promptly pay the tax finally adjudicated to be owing.

            12. BENEFICIARY'S RIGHT TO PROTECT SECURITY. Should Grantor fail to me any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem reasonably necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the property for such purposes; commence, appear in, and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in the good faith exercise of its sole discretion it may, after reasonable investigation, deem necessary therefor, including cost of evidence of title and employment of counsel. Grantor covenants and agrees to pay immediately and without demand all sums so expended by Beneficiary or Trustee with all costs, fees and expenses of this Trust, with interest from date of expenditure at the rate specified in the Note secured by this Deed of Trust, which sums are secured by this Deed of Trust.

            13. REPAYMENT OF BENEFICIARY'S EXPENDITURES. Grantor shall pay immediately, and without demand, all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate provided in the Note and the repayment thereof shall be secured hereby.

            14. "DUE-ON-SALE." The property shall not be directly or indirectly sold, conveyed, encumbered, or otherwise beneficially transferred (called a "transfer" hereafter) by Grantor without Beneficiary's prior written consent. If title or control to said property shall pass from Grantor by deed or otherwise, or if said property is sold on contract, or if the property is vacated by Grantor, such change in title or occupancy shall be deemed to increase the risk of the Beneficiary, and the Beneficiary may declare all sums secured hereby immediately due and payable, or may at its sole option consent to such change in title or occupancy and increase the interest rate on the indebtedness hereby secured to the interest rate which Beneficiary is then receiving on new loans of comparable size and quality. A declaration that all sums are due and payable under these circumstances shall entitle lender to the liquidated (prepayment) damages set forth in the note.

            Notwithstanding the foregoing, it shall not be considered a breach of this clause for the Grantor to "transfer" or encumber the secured premises provided the Grantor complies with all of the following conditions:

            (a) No later than forty-five (45) days prior to the requested date of "transfer" Grantor shall transmit to Beneficiary, in writing, the general terms of the "transfer" with a request for consent to "transfer" without alteration of Lender's Deed of Trust.

            (b) In the above request, Grantor shall designate an M.A.I. appraiser it intends to use for the appraisal of the property in connection with the request for consent to "transfer". If Beneficiary fails to disapprove the designated appraiser within fifteen (15) days, the appraiser shall be deemed approved. If Beneficiary disapproves of the suggested appraiser, it shall, within the same 15-day period, designate the names of three appraisers to appraise the secured premises and the Grantor shall select one of said designated three names to make the appraisal required in the ensuing provisions.

      (c) The appraiser shall deliver the report of appraisal to Beneficiary not less than twenty (20) days before the requested date of approval. All costs and fees of the appraisal, regardless of whether consent to "transfer" is granted, shall be paid by Grantor.

      (d)   (1)   If the "transfer" for which consent is requested is for
the purpose of further encumbering the property (as distinguished from a sale, conveyance, or other beneficial transfer without additional encumbering) or if a sale, conveyance, or other beneficial transfer with encumbering is requested, the Beneficiary will not unreasonably withhold consent to "transfer" of the premises, subject to this Deed of Trust without alteration of its terms, if the balance of all encumbrances as of the date of "transfer," including this encumbrance and any existing or proposed junior encumbrance, is no greater than seventy-five percent (75%) of the fair market value amount reported by the appraiser.

            (2) In addition, the net operating income of the premises when divided by the existing and proposed debt service (including any accrued, capitalized, or deferred interest) is equal to or more than one point two (1.2) times the annual debt service. For this purpose, "net operating income" is defined as:

      Income derived from all sources related to the property as defined below less expenses as defined below.

      Income shall be calculated as follows:

                  (a) revenue collected from all tenants pursuant to leases in effect for the last full month previous to the request for "transfer" plus any known increases from leases for the six-month period following the date of the request for "transfer" adjusted to provide an estimated monthly income figure.

                  (b) Added to the above should be the total of revenue from all other sources applicable to the property, including parking and other income, for the previous twelve (12) months divided by twelve to provide an average monthly figure of income from other sources.

      Expenses shall be calculated as follows:

                  (c) Expenses shall be all costs applicable to the operation of the property, including, without limitation, costs for management, maintenance, taxes, assessments, utilities, insurance, and janitorial service, exclusive of paid lease commissions and tenant improvement expenses, incurred in the previous twelve (12) month period divided by twelve to provide an average monthly expense figure.

                  (d) In addition to (c) there shall be added those amounts of expense known to occur in addition to the previous expenses for the six month period following the date of request for "transfer," adjusted to provide an estimated expense figure.

            (3) If the "transfer" for which consent is required is a sale, conveyance, or beneficial transfer, or is equivalent to same and no other encumberancing is to be made in connection with such sale, conveyance, or beneficial transfer, then Beneficiary shall not unreasonably withhold consent to the sale, conveyance, or beneficial transfer, and only the provisions of (d)(1) shall apply, and not the additional requirement of
(d)(2). For a sale, conveyance, or change of beneficial interest meeting the requirements of this subparagraph, Beneficiary shall limit its transfer fee to a maximum of $250.

                  (e) If Beneficiary consents to the proposed "transfer," Grantor shall supply to Beneficiary the complete set of "transfer" documents or other documents, which documents fully disclose the terms of the "transfer" without material omission. These documents shall be supplied to Beneficiary, or Beneficiary's designated representative, at or prior to closing. The consent of Beneficiary shall be deemed not given if the final transfer documents differ materially from the terms of "transfer" as previously disclosed.

            15. UNIFORM COMMERCIAL CODE. When and if Grantor and Beneficiary shall respectively become the debtor and secured party as evidenced in any Uniform Commercial Code Financing Statement affecting property either referred to or described herein, or in any way connected with the use and enjoyment of the premises, this Deed of Trust shall be deemed the Security Agreement as defined in said Uniform Commercial Code, and the remedies for any violation of the covenants, terms and conditions of the agreement herein contained shall be (a) as prescribed herein, or (b) by general law, or (c) as to such part of the security which is also reflected in such Financing Statement, by the specific statutory consequences now or thereafter enated and specified in the Uniform Commercial Code, all at Beneficiary's election. The filing of such a Financing Statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of the parties hereto, that everything used in connection with the production of income from the premises and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as part of the real estate irrespective of whether (a) any such item is physically
attached to the improvements, (b) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Beneficiary, or (c) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (1) the rights in or the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) the debtor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the premises, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Beneficiary as determined by this instrument or impugning the priority of Beneficiary's lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of Beneficiary in the event any court or judge shall at any time hold with respect to (I),
(2), or (3) that notice of Beneficiary's priority of interest to be effective against a particular class of persons, including but not limited to the Federal Government and any subdivisions or entity of the Federal Government, must be filed in the Uniform Commercial Code records. Grantor shall pay to Beneficiary on demand any reasonable expenses incurred by Beneficiary in connection with the preparation, execution and filing of any continuation statements.

            16. MAXIMUM INTEREST RATE. If, from any circumstances whatever, fulfillment of any provision of this Deed of Trust, the Note which it secures or any other instrument securing or evidencing this loan shall transcend the limit or validity prescribed by any applicable usury statute or any other applicable law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity so that in no event shall any exaction be possible under this Deed of Trust, the Note which it secures or such other instrument that is in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

            17. ANNUAL STATEMENTS. Grantor shall furnish Beneficiary an annual operating statement including income and expenses, showing the cash flow for 1995 and the rent roll for 1995, each in its customary form, of the property within 90 days after the close of each fiscal year of the operation of the property. The annual operating statement shall be prepared by an accountant and supported by the affidavit of a financial officer of the Grantor. Beneficiary shall have the right to examine the supporting books and records at any time and from time to time on request and within ten days of demand therefor, during normal business hours. In addition to the foregoing, Grantor shall furnish Beneficiary, without cost to Beneficiary, annual certified financial statements and profit and loss statements of the general partner of Grantor in the same form as Grantor files with the Securities Exchange Commission.

            18. INSPECTION OF PROPERTY. Grantor shall allow Beneficiary and its representatives to enter into and inspect the property at any time and from time to time during normal business hours.

            19. LATE CHARGE. In the event that any payment due hereunder or in the Note secured hereby or portion thereof is not paid within ten
(10) days from the date the same is due, Grantor agrees to pay a late charge as specified in the Note for each dollar so overdue, if charged by Beneficiary.

            20. CONDEMNATION. Any award or damages in connection with any condemnation for public use of or injury to said property, or any part thereof, is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by it in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

            21. WAIVER OF DEFAULT. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay. The waiver by Beneficiary or Grantor of the breach of any covenant may not be construed as waiving the breach of any other covenant or a subsequent breach of the same covenant.

            22. RECONVEYANCE, PLATTING, EASEMENTS, ETC. At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and said Note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may reconvey all or any part of said property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

            23. RECONVEYANCE AFTER PAYMENT. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and said Note to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in any reconveyance executed under this Deed of Trust of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

            24. ASSIGNMENT OF RENTS. As additional security, Grantor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of this Trust to collect the rents, issues and profits of said property, reserving unto Grantor the right, prior to any default by Grantor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits and any other payments as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including actual and reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Failure or discontinuance of Beneficiary at any time, or from time to time, to collect any such amounts shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power and authority to collect the same. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. Grantor shall not collect rent from any tenant for any reason more than one month in advance of the accrual thereof. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be or be construed to be an affirmation by Beneficiary of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Deed of Trust, to any such tenancy, lease or option. Grantor shall not enter into any leases of the property in excess of 16,500 rentable square feet except on terms and conditions first approved by Beneficiary in writing.

      25. STATEMENT OF AMOUNT OWING. Within fifteen (15) days of written request, Grantor shall furnish an acknowledged statement of the amount due on the Note secured by this Deed of Trust, and shall state whether any offsets or defenses exist against such debt.

      26. WARRANTY OF TITLE. Without limitation to any warranties implied by law, Grantor represents and warrants that Grantor has good and marketable title to an indefeasible fee simple estate in the real property described herein subject only to the liens and encumbrances, if any, specifically described herein, that Grantor owns all chattels and improvements described herein and the same are free and clear of any liens, security interests or claims, other than as set forth on Schedule B attached hereto, that Grantor is vested with the right to convey the property described herein to Trustee for the benefit of Beneficiary and that no consent of other parties is required as a condition thereto. Grantor does hereby and will forever warrant and defend title to the property herein conveyed and will defend the validity and priority of the lien of this Deed of Trust against the claims and demands of,all persons and parties. Grantor covenants and agrees to appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee, and should Beneficiary or Trustee or both elect to institute, appear in or defend, or file proof of secured claims in, any such action or proceeding, including actions or proceedings to foreclose this Deed of Trust, proceedings under the Bankruptcy Act, and proceedings for the administration of the estates of deceased or incompetent trustors and their successors, Grantor covenants to pay all costs and expenses including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

      27. RIGHT OF SUBROGATION. Trustee and Beneficiary are subrogated to the rights of all beneficiaries, mortgagees, lienholders and owners directly or indirectly paid off or satisfied in whole or in part by the proceeds of the loan hereby secured, regardless of whether said persons upon payment assigned or released of record their rights.

            28. DEFAULT AND FORECLOSURE. The words "default" and "events of default" shall have the meaning set forth in the Promissory Note, this Deed of Trust, and any other Loan Document for which this Deed of Trust is security. Upon default by Grantor in payment of any indebtedness secured hereby or in performance of any agreement hereunder or upon the default in the performance of any loan agreement or related agreements executed in connection herewith, or if Grantor should fail to comply with and fully and timely perform or fulfill any obligation or condition of any lien, encumbrance contract or other instrument affecting on said property, or private mortgage insurer, to insure this loan if such insurance is contemplated by the parties hereto, cease to be in full force and effect for any reason whatsoever, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In any such event, Beneficiary may execute or cause Trustee to execute a written notice of such event and of its election to cause to be sold the herein described property to satisfy the obligation hereof. Any such notice and any foreclosure in connection therewith and any other act or procedure related or incidental thereto shall be in conformity with the applicable laws of the state in which the property is located.

            29. LIMITATION OF RECOURSE. It is agreed that Beneficiary's sole source of satisfaction of Grantor's indebtedness is limited to the premises granted as security, its rents and profits, insurance policies, condemnation, and other properties granted as security; and Beneficiary agrees that it shall not seek to satisfy any of Grantor's obligations from other assets of Grantor and/or partners of Grantor nor resort to deficiency judgment pursuant to this Deed of Trust for any sums which may be payable under the Note, Deed of Trust, or other instruments given in connection with this transaction. However, nothing in this provision shall be construed as granting a release, waiver, discharge, or impairment of the Note, Deed of Trust, or other instruments or collateral executed in connection with this transaction, nor shall these provisions impair in any way the Beneficiary's right to resort to its collateral for satisfaction of its debt in the event of default or breach in any of the provisions of its debt or security instruments, it being agreed that all such obligations remain fully enforceable in accordance with their terms.

            30. SUCCESSORS; RULE OF CONSTRUCTION. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, legal representatives, successors and assigns. The term Beneficiary shall mean the holder and owner, including pledgees, of the Note secured hereby, whether or not named as a beneficiary herein, or if the Note has been pledged, the pledgee thereof. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Words of broad or general meaning shall in no way be limited because of their use in connection with words of more restricted significance. The headings to the various articles, sections and paragraphs of this Deed of Trust have been inserted for convenient reference only and shall not be used to construe this Deed of Trust.

            31. DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party unless brought by Trustee.

            32. SUBSTITUTION OF TRUSTEE. Beneficiary may, from time to time, as provided by statute, appoint another trustee in place and stead of Trustee named herein; and thereupon, Trustee herein named shall be discharged and the trustee so appointed shall be substituted as Trustee hereunder with the same effect as if originally named Trustee herein.

            33. POWERS OF TRUSTEE. If two or more persons be designated as Trustee herein, any, or all, powers granted herein to Trustee may be exercised by any of such persons if the other person or persons are unable, for any reason, to act, and any recital of such inability in any instrument executed by any of such persons shall be conclusive against Grantor, its heirs and assigns.

            34. JOINT AND SEVERAL LIABILITY. If there be mole than one Grantor hereunder, their obligations shall be joint and several.

            35. RIGHT TO RELEASE COLLATERAL, ETC. In the event Beneficiary (a) releases any part of the security described herein or any person liable for any indebtedness secured hereby, or (b) releases any part of any other collateral or security for the Note, or (c) grants an extension of time on any payments of the indebtedness secured hereby, or
(d) takes other or additional security for the payment thereof, or (e) waives or fails to exercise any right granted herein or in said Note, said act or omission shall not release Grantor, subsequent purchasers of the said property or any part thereof, or makers or sureties of this Deed of Trust or of said Note, under any covenant of this Deed of Trust or of said Note, nor preclude the holder of said Note from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default. If Grantor shall grant any lien, mortgage or deed of trust on the premises junior to this Deed of Trust, such junior lien, mortgage or deed of trust shall be subject to all such renewals and extensions, modifications, releases, increases, changes or exchanges, without the consent of such junior lienholder, mortgage holder or deed of trust beneficiary, and without any obligation to give notice of any kind thereto.

            36. SUBORDINATION OF THE LEASES. At any time, and from time to time, without liability therefor, upon written request by Beneficiary and presentation for endorsement of this Deed of Trust and the Note secured hereby, Trustee may execute a subordination agreement whereby this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to the priority of entitlement to insurance proceeds or any award in condemnation), to any and all leases of all or any part of the said property, upon recording thereof in the county or Recording District in which said property is situated.

            37. EXECUTION OF FURTHER INSTRUMENTS. Within fifteen (15) days of written request, Grantor shall execute, acknowledge and deliver to Beneficiary a security agreement or other similar security instrument, in form satisfactory to Beneficiary, covering all property of any kind whatsoever owned by Grantor, used in connection with or appurtenant to the premises, which in the reasonable opinion of Beneficiary, is reasonably necessary to the operation of the property described herein and concerning which there may be any doubt whether the title to same has been conveyed by and included within this Deed of Trust under the laws of the State of Washington, and will further execute, acknowledge and deliver any financing statement, affidavit, continuation statement, or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue and extend the security interest thereunder and the priority of such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution and filing of any such document.

            38. MARSHALING OF ASSETS. Beneficiary may take or release other securities, release any party primarily or secondarily liable for any indebtedness secured hereby, and may grant extensions, renewals, and indulgences with respect to such indebtedness and may enforce or apply any other security or proceeds in which it may have an interest to the indebtedness secured hereby simultaneously or in any order it may so choose.

            39. WAVER OF SURETYSHIP DEFENSE. Grantor hereby (a) waives presentment, demand, protest and notice of acceptance, demand, protest and nonpayment of the note and other obligations; (b) waives any and all claims or defenses relating to lack of diligence or delays in collection or enforcement of any of the Grantor's obligations or any amounts due with respect thereto, or any other indulgence or forbearance whatsoever with respect to any and all of the Grantor's obligations or any security relating thereto; (c) waives notice of acceptance of the note relating to the Grantor's obligations by Beneficiary; (d) waives notice of any and all advances made under the documents relating to the Grantor's obligations or relating to the security therefor; (e) agrees that other, all or any part of the security for the Grantor's obligations may be released or subordinated by Beneficiary, including, without limitation, all or any part of the property or security therefor, without affecting the right of Beneficiary hereunder, and Grantor waives notice thereof; (f) waives any defense or right that resort must first be had to any other security or to any other person in any action or proceeding to recover repayment of any of the Grantor's obligations or realization of the security therefor.

            40. USE OF PROPERTY. The property which is the subject of this Deed of Trust is not used principally or primarily for agricultural or farming purposes.

            41. NOTICES. Any demand or notice made or given by Trustee or Beneficiary, or both, to Grantor shall be effective (a) when mailed by registered or certified mail to the address of Grantor as set forth above or to the address at which Beneficiary customarily or last communicated with Grantor or (b) when delivered personally to Grantor.

            42. SEVERANCE. Nothing contained herein nor any transaction related thereto shall be construed or shall so operate either presently or prospectively to require Grantor, nor permit Trustee, to do any act contrary to law; and if any clause or provision shall otherwise so operate then such offensive clause or provision shall only be held for naught as though not herein contained and the remainder of this Deed of Trust shall remain operative and in full force and effect.

            43.   TIME OF ESSENCE.  Time is of the essence hereof.

            44. CUMULATIVE RIGHTS. Unless specifically limited herein, the enumeration hereunder of the rights and remedies of Trustee or Beneficiary, or both, are cumulative, and such enumeration is not intended to imply that such rights and remedies are mutually exclusive nor that they are in lieu of any or all statutory, common law, equitable or other rights granted to or vested in the holder of said Note by virtue of the laws of the State of Washington, including but not limited to a judicial foreclosure and sale.

            45. APPLICABLE LAW. This Deed of Trust and the right and indebtedness secured hereby shall be construed and enforced according to the laws of the State of Washington.

DATED as of the 13th day of December, 1995.


GRANTOR:    PLAZA/SEATTLE LIMITED PARTNERSHIP,
            a Washington limited partnership

            By:   JMB INCOME PROPERTIES, LTD. - IX, an
                  Illinois limited partnership, General Partner

                  By:   JMB REALTY CORPORATION, a Delaware
                        corporation, Managing General Partner


                        By
                              Vice President and
                              Authorized signatory for JMB
                              REALTY CORPORATION, Managing
                              General Partner of JMB INCOME
                              PROPERTIES, LTD. - IX, General
                              Partner of PLAZA/SEATTLE LIMITED
                              PARTNERSHIP


TRUSTEE:    TICOR TITLE INSURANCE COMPANY


            By:
            Title:


BENEFICIARY:      PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an
                  Iowa corporation



            By:   BRAD BENSON
                  Assistant Director



            By:   RONALD B. FRANKLIN
                  Director

STATE OF ILLINOIS       )
                        )     ss.
COUNTY OF COOK          )

      On this 13th day of December, 1995, before me, the undersigned, a Notary Public in and for the State of Illinois, duly commissioned and sworn, personally appear MARY J. WONG, to me known to be the Vice President and Authorized Signatory of JMB REALTY CORPORATION, the Managing General Partner of JMB INCOME PROPERTIES, LTD.-IX, the General Partner of PLAZA/SEATTLE LIMITED PARTNERSHIP, the partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that she is authorized to execute the said instrument.

Witness my hand and official seal hereto affixed the day and year first above written.


                                    CHERYL MILLER
                                    Notary Public




STATE OF IOWA     )
                  )
COUNTY OF POLK    )

      On this 14th day of December, 1995, before me, a Notary Public in and for said County, personally appeared Ronald B. Franklin and Brad Benson to me personally known to be the identical persons whose names are subscribed to the instrument, who being each by me duly sworn did say that they are the Assistant Director Commercial Real Estate and Director Commercial Real Estate Loan Administration, respectively, of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, and that the seal affixed to the said instrument is the seal of said corporation, and that said instrument was signed and sealed on behalf of the said corporation by authority of its Board of Directors, and the aforesaid officers each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by each of them voluntarily executed.


                              MICHELLE L. CRONIN
                              Notary Public in and for Polk County Iowa



                        SCHEDULE A to DEED OF TRUST


                             LEGAL DESCRIPTION


Land situated in the County of King, State of Washington, described as follows:

Lots 9, 10, 11, and 12, Block "U", Bell's Sixth Addition to the City of Seattle, according to the plat recorded in Volume 2 of Plats, page 20, in King County, Washington. EXCEPT the northeasterly 12 feet condemned in King County Superior Court Cause No. 193437 for Sixth Avenue, as provided by Ordinance No. 50890.

SUBJECT TO the exceptions shown as Attachment A-I hereto.


                    ATTACHMENT A-I TO LEGAL DESCRIPTION
             Bankers Life - Plaza/Seattle Limited Partnership


A SECURITY INTEREST in goods under the provisions of the Uniform Commercial Code, RCW 62A, disclosed by financing statement filed in the office of the county auditor.

Debtor:           GERTH CORPORATION, DOING BUSINESS AS ENTRE COMPUTER
CENTER
Secured party:    NORTH PACIFIC BANK
Filed:            SEPTEMBER 15,1983
Auditor's no.:    F.S. 8309150515
Collateral:       Numerous matters of personal and/or real property
affecting or purporting to affect said premises, all to the record of which reference is hereby made for full particulars.

MEMORANDUM OF DRAINAGE CONTROL PLAN RECORDED UNDER AUDITOR'S FILE NO. 8106080299 AS FOLLOWS:

HANCOCK BUILDING COMPANY, INCORPORATED COVENANTORS AND OWNERS OF THE FOLLOWING DESCRIBED PROPERTY SITUATED IN SEATTLE, KING COUNTY, WASHINGTON;

WILLIAM N. BELL'S 6TH ADDITION, BLOCK U, LOTS 9,10,11 AND 12. HEREBY AGREE AND COVENANT WITH THE CITY OF SEATTLE AS FOLLOWS: JUNE 8, 1981 SIDE SEWER PERMIT NO. R-8067 WAS ISSUED FOR THE ABOVE DESCRIBED PROPERTY. A DRAINAGE CONTROL PLAN IS INCLUDED IN THE PROVISIONS OF SAID SIDE SEWER PERMIT.

THE UNDERSIGNED THEREFORE AGREES TO MAINTAIN THE DRAINAGE CONTROL FACILITY IN ACCORDANCE WITH THE PROVISIONS OF ORDINANCE NO. 108080 OF THE CITY OF SEATTLE, AND TO INFORM ANY ASSIGNEES OR SUCCESSOR IN TITLE OF THE EXISTENCE OF THE DRAINAGE CONTROL PLAN, AND OF THE REQUIREMENT FOR ITS CONTINUED MAINTENANCE.

THIS MEMORANDUM SHALL BE A COVENANT RUNNING WITH THE LAND AND SHALL BE BINDING UPON ALL PARTIES AND THEIR HEIRS AND ASSIGNS FOREVER.

RELEASE OF DAMAGES executed by the party herein named releasing the City/County herein named from all future claims for damage resulting from the act herein described.


                               SCHEDULE B to
                               DEED OF TRUST


                                   None